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                                                                       EXHIBIT 5

(214) 969-1700

                               August 14, 1998


Brigham Exploration Company
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730

Dear Sirs and Madams:

         We have acted as counsel for Brigham Exploration Company, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (Registration No. 333-53873), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed offering (the "Offering") of (i) shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock") having an aggregate value of $10 million,
(ii) $50,000,000 of Senior Subordinated Notes due 2003 (the "Notes") and (iii)
warrants (the "Warrants") to purchase 1,000,000 shares of Common Stock.   The
Notes will be issued pursuant to an Indenture (the "Indenture") between the Company and Chase Bank of Texas, National Association, as trustee, the form of which is filed as Exhibit 4.2 to the Registration Statement. The Notes will be guaranteed by Brigham Oil & Gas, L.P., Brigham, Inc., Brigham Holdings I, LLC and Brigham Holdings II, LLC (the "Subsidiary Guarantors") pursuant to Subsidiary Guaranty Agreements (as defined in the Registration Statement), a form of which is filed as part of Exhibit 4.2 to the Registration Statement.
The Shares, Notes, Subsidiary Guaranty Agreements and Warrants are collectively referred to herein as the "Securities." The Securities are proposed to be sold by the Company pursuant to a Securities Purchase Agreement (as defined in the Registration Statement), the form of which is filed as Exhibit 10.34 to the Registration Statement.

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, forms of the Indenture, the Subsidiary Guaranty Agreements and the Securities Purchase Agreement, and such corporate records of the Company, certificates of public officials and of officers of the Company and other agreements, instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

         Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a corporation duly incorporated under the laws of the State of Delaware.

         2. The Securities proposed to be issued pursuant to the Offering have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, and to compliance with any applicable state securities laws, when issued and delivered in accordance with the Indenture and the Securities Purchase
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Agreement, (i) the Shares and the Warrants will be legally issued, fully paid and nonassessable, (ii) the Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and
(iii) the Subsidiary Guaranty Agreements will constitute valid and legally binding obligations of the Subsidiary Guarantors.

         The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

                 (a) The validity and binding effect of the Notes and the Subsidiary Guaranty Agreements may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such validity and binding effect is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution under the Indenture and the Subsidiary Guaranty Agreements may be limited by applicable laws or policies underlying such laws.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                                               Respectfully submitted,

                                               THOMPSON & KNIGHT,
                                               A Professional Corporation



                                               By:      /s/ Joe Dannenmaier
                                                  -----------------------------
                                                  Joe Dannenmaier, Attorney